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                                 EXHIBIT 23



The Board of Directors
Service Systems International, Ltd.

We consent to incorporation by reference in the registration statement (No. 1-333-37203) on Form S-8 of our report dated November 10, 1999, relating to the consolidated financial statements of Service Systems International, Ltd. as of August 31, 1999 and 1998, which report appears in the August 31, 1999 annual report on Form 10-KSB of Service Systems International, Ltd.



                                      /s/  ELLIOTT, TULK, PRYCE, ANDERSON




Vancouver, BC, Canada
November 29, 1999